Exhibit l.3
[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]
July 8, 2008
Calamos Global Total Return Fund
2020 Calamos Court
Naperville, Illinois 60563
Bell, Boyd & Lloyd LLP
70 W. Madison Street
Suite 3100
Chicago, Illinois 60602
          Re:    Calamos Global Total Return Fund
Ladies and Gentlemen:
          We have acted as special Delaware counsel to Calamos Global Total Return Fund, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the proposed issuance and sale of up to 3,000,000 common shares (the “Placement Shares”) of beneficial interest of the Calamos Global Total Return Fund, a series of the Trust (the “Fund”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 13, 2006 (the “Governing Instrument”).
     In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on March 30, 2004 (the “Certificate”); the Agreement and Declaration of Trust of the Trust dated as of March 12, 2004 (the “Original Governing Instrument”); the Governing Instrument; resolutions of the Board of Trustees of the Trust (the “Board”) prepared for adoption at a meeting held on March 12, 2004 (the “March 2004 Board Resolutions”); resolutions of the Board prepared for adoption at a meeting held on October 7, 2005 (the “October 2005 Board Resolutions”); resolutions of the Board prepared for adoption at a meeting held on March 7, 2008 (the “March 2008 Board Resolutions”); resolutions of the Board prepared for adoption at a meeting held on April 30, 2008 (the “April 2008 Resolutions” and together with the March 2004 Board Resolutions, the October 2005 Board Resolutions and the March 2008 Board Resolutions, the “Resolutions”); the By-laws of the Trust (the “By-laws”); Registration Statement on Form N-2 (File No. 333-146944 under the Securities Act of 1933, as amended (the “1933 Act”) and No. 811-21547 under the Investment Company Act of 1940) filed with the

Securities and Exchange Commission (the “Commission”) on October 26, 2007 (the “Initial Registration Statement”), as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on January 30, 2008 (“Pre-Effective Amendment No. 1”), Pre-Effective Amendment No. 2 thereto filed with the Commission on February 22, 2008 (“Pre-Effective Amendment No. 2”), Pre-Effective Amendment No. 3 thereto filed with the Commission on March 7, 2008 (“Pre-Effective Amendment No. 3”) and Post-Effective Amendment No. 1 thereto filed with the Commission on or about the date hereof (“Post-Effective Amendment No. 1”) (the Initial Registration Statement as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Post-Effective Amendment No. 1, the “Amended Registration Statement”); the Trust’s base prospectus dated as of March 11, 2008 (the “Base Prospectus”) together with the statement of additional information dated as of March 11, 2008 (the “SAI”) and the Prospectus Supplement, dated on or about the date hereof (the “Prospectus Supplement”) filed with the Commission as part of the Amended Registration Statement pursuant to Rule 497 under the 1933 Act (the Base Prospectus, SAI and Prospectus Supplement together, the “Rule 497 Filing” and together with the Governing Instrument, the Resolutions, the By-laws and the Amended Registration Statement, the “Governing Documents”); the Sales Agreement relating to the Placement Shares dated July 7, 2008 (the “Sales Agreement”) by and among Calamos Advisors LLC, the Trust and JonesTrading Institutional Services LLC; the Terms and Conditions of the Dividend Reinvestment Plan; an Officer’s Certificate of the Trust dated on or about the date hereof; and a certificate of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, adoption, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due execution and delivery of the Governing Instrument and the Sales Agreement by the parties thereto prior to the first issuance of Placement Shares); (iii) that the required consideration for the Placement Shares will be paid in accordance with the terms, conditions, requirements and procedures of the Governing Documents and the Sales Agreement and that the Placement Shares will be otherwise issued and delivered in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Sales Agreement; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument and the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); and (v) that the documents examined by us express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. In addition, we express no opinion with respect to the Amended Registration Statement, the Rule 497 Filing or any other offering materials relating to any Shares. As to any fact material to our opinions, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:
          1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act.
          2. The Placement Shares have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the terms, conditions, requirements and procedures set forth in the Sales Agreement, will be validly issued and, subject to the qualifications below, fully paid and non-assessable beneficial interests in the Fund. The holders of Placement Shares will be, subject to the terms of the Governing Instrument, entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any holder of Placement Shares who is, was or may become a named Trustee of the Trust.
          With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
          We hereby consent to the filing of a copy of this opinion with the Commission as part of Post-Effective Amendment No. 1. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. We understand that Bell, Boyd & Lloyd LLP wishes to rely as to certain matters of Delaware law on the opinions expressed herein in connection with the delivery of its opinion relating to the Placement Shares on or about the date hereof, and we hereby consent to such reliance. Except as provided in this paragraph, this opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Very truly yours, MORRIS, NICHOLS, ARSHT & TUNNELL LLP
/s/ Louis G. Hering
Louis G. Hering